UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

H&Q Healthcare Investors
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

FOR IMMEDIATE RELEASE

H&Q HEALTHCARE INVESTORS ANNOUNCES CHANGE

IN NUMBER OF TRUSTEES

BOSTON, MA, May 7, 2012 — H&Q Healthcare Investors (NYSE: HQH) (the “Fund”) announced today, following the death of a long-time Trustee, Lawrence S. Lewin, that the Board of Trustees has reduced the number of Trustees from eight to seven, in accordance with the Fund’s Amended and Restated Declaration of Trust, as amended.  Accordingly, shareholders of the Fund will vote for the election of two Class B Trustees (the nominees being Daniel R. Omstead, Ph.D. and Uwe E. Reinhardt, Ph.D) and one Class C Trustee (the nominee being Michael W. Bonney) at the annual meeting of the Fund’s shareholders to be held on June 11, 2012.

H&Q Healthcare Investors (NYSE: HQH) is a closed-end fund that invests in public and private companies in the healthcare industry.  Hambrecht & Quist Capital Management LLC, based in Boston, serves as investment adviser to the Fund.  Shares of the Fund can be purchased on the New York Stock Exchange through any securities broker.

For additional information, please visit www.hqcm.com or call (617) 772-8500.